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                                                                       EXHIBIT 5

                   Opinion of Brobeck, Phleger & Harrison LLP


                               December ___, 1997



CardioVascular Dynamics, Inc.
13700 Alton Parkway, Suite 160
Irvine, CA  92618

         Re:     CardioVascular Dynamics, Inc. (the "Company")
                 Registration Statement for Registration
                 of 790,000 Shares of Common Stock
                 ---------------------------------------------

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 90,000 shares of common stock ("Common Stock") of CardioVascular Dynamics, Inc. (the "Company") for issuance under the Company's 1997 Supplemental Stock Option Plan (the "Supplemental Plan") and (ii) 700,000 shares of common stock issuable under the 1996 Stock Option/Stock Issuance Plan, as amended and restated as of June 19, 1997 (the "Option Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Supplemental Plan and the Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Brobeck, Phleger & Harrison LLP
                                        -----------------------------------
                                        BROBECK, PHLEGER & HARRISON LLP